Exhibit 99.1

For Immediate Release	Kronos Contact:	Paul Lacy
(978) 947-4944
placy@kronos.com

KRONOS® REPORTS SECOND QUARTER FISCAL 2005 RESULTS

Continues track record of growth and profitability

CHELMSFORD, Mass., April 27, 2005 — Kronos® Incorporated (Nasdaq: KRON) today reported financial results for the second quarter of Fiscal 2005. Net income for the quarter increased 17 percent to $11.2 million, or $.34 per diluted share, as compared to $9.6 million, or $.30 per diluted share, for the same period a year ago. Revenue for the second quarter increased 12 percent to $120.6 million as compared to $108.0 million for the same period a year ago.

For the six-month period, net income increased 28 percent to $21.9 million, or $.67 per diluted share, as compared to $17.0 million, or $.53 per diluted share, for the same period last year. For the six-month period, revenue increased 15 percent to $238.9 million as compared to $207.7 million for the first six months of the prior year.

“During the quarter, new and existing customers across a broad spectrum of industries selected Workforce Central® to meet their most complex workforce management challenges. We were especially pleased to see the strong demand for our new scheduling products as well as major increases in the sales of our human resources and payroll applications compared to the same period last year,” said Chief Executive Officer Mark S. Ain. “We are also pleased that during the quarter, we significantly ramped up our mid-market sales team while sustaining solid performance at the enterprise level.”

Kronos’ second-quarter results mark the company’s 101st consecutive quarter of year-over-year revenue growth and 72nd consecutive quarter of profitability (Note 1) .

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Total deferred maintenance, professional services, and product revenue at the end of the quarter was $148 million. In addition to this deferred revenue, Kronos has a growing backlog of professional services engagements not reflected on its balance sheet. The backlog of uncommitted professional services engagements now exceeds $30 million, nearly double the amount at the end of last year’s second quarter. Kronos’ balance sheet remains strong with $160 million in cash and investments and no debt.

Second-Quarter Highlights

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Track record for growth and profitability — Kronos was recently recognized for its long history of growth and profitability by Sand Hill Group, which named Kronos to its elite list known as “The Sustained Success Honor Roll.” This honor was announced at Sand Hill’s Software 2005 conference, a major industry event for business leaders, venture capitalists, and analysts.

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Notable customer wins across target vertical markets — Leading organizations across multiple industries choose Kronos solutions to staff, develop, deploy, track, and reward their workforce. Notable wins from new and existing customers during the quarter included:

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U.S. Department of Homeland Security: Based on its proven ability to help federal government agencies function more like a business by more efficiently and cost-effectively managing the workforce, Kronos was selected by the U.S. Department of Homeland Security (DHS). DHS chose Kronos to provide time and labor solutions for use by the department’s entire workforce of 180,000 employees across multiple DHS directorates and organizational entities. The DHS selection of Kronos’ webTA application was part of a contract awarded to Sword & Shield Enterprise Security, Inc., a veteran-owned small business, in partnership with immixTechnology, a reseller of Kronos products in the federal government marketplace.

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Tower Automotive, Inc., a global designer and producer of vehicle structural components and assemblies, will utilize the time and labor and scheduling applications within the Workforce Central suite for its thousands of U.S. employees. Tower Automotive chose Kronos because of the company’s market leadership, implementation expertise, and the ability of the products to meet their business needs.

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The City of Montreal selected the Kronos Workforce Central suite, including scheduling, for more than 25,000 city employees. They purchased Kronos' solutions to simplify and to reduce the costs associated with the time management of its large workforce. Kronos’ market leadership and strong local support were key factors in being awarded this deal.

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Sisters of Mercy Health System, the 9th largest Catholic healthcare system in the U.S, purchased a Kronos scheduling solution for 26,000 employees. The organization is already implementing the Workforce Central suite and will implement the Kronos scheduling solution to ensure the delivery of quality healthcare services at 18 acute care hospitals as well as a number of other facilities in its system.

Outlook

“With respect to guidance for our third quarter, we expect to report revenue in the range of $127-132 million, with net income per diluted share in the range of $.36-.38,” concluded Ain. “For the fiscal year as a whole, we currently expect to report revenue in the range of $513-523 million, with net income per diluted share in the range of $1.56-1.64.”

The SEC recently concluded that the Financial Accounting Standards Board Statement 123R, Share-Based Payment, which will require all companies to measure compensation cost for all share-based payments (including employee stock options) at fair value, would be effective for public companies for annual periods beginning after June 15, 2005. The new accounting pronouncement will be effective for Kronos in the first quarter of Fiscal 2006. The impact of adopting Statement 123R will reduce Kronos’ net income. Kronos has not yet determined the magnitude of the impact of adopting Statement 123R.

Conference Call Webcast

Kronos senior management plans to review its second-quarter results during a conference call today beginning at 4:30 p.m. Eastern. The conference call will be webcast live at http://www.kronos.com/invest and will be available for replay purposes.

About Kronos Incorporated

Kronos Incorporated is the most trusted name in workforce management. Kronos helps organizations staff, develop, deploy, track, and reward their workforce, resulting in reduced costs, increased productivity, better decision-making, improved employee satisfaction, and alignment with organizational objectives. More than 20 million people use a Kronos solution every day. Learn more about Kronos’ high-impact enterprise solutions at www.kronos.com.

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Safe Harbor Statement

This press release contains statements about the business prospects and estimates of Kronos’ financial results for future periods that are forward-looking statements that involve a number of risks and uncertainties, including the performance estimates and statements relating to earnings and revenue growth and profitability, the ability to close potential product sales transactions, the ability to realize revenues from the sales pipeline and backlog, market acceptance of our new products and enhancements, including those formerly offered by AD OPT Technologies, our ability to monitor and manage discretionary costs, growth in the market for our products and within the economy generally, and potential acquisitions. These statements are based on management’s expectations of future events as of the date of this press release, and Kronos assumes no obligation to update any forward-looking statements as a result of new information or future events or developments. Actual results could differ materially from management’s expectations. Among the important factors that could cause actual operating results to differ materially from those indicated by such forward-looking statements are delays in product development, including enhancements to existing products, product performance issues, competitive pressures, general economic conditions, possible disruption in commercial activities caused by terrorist activity and armed conflict, such as changes in logistics and security arrangement and the risk factors detailed in the company’s Annual Report on Form 10-K filed with the SEC on December 14, 2004 and its quarterly report on Form 10-Q filed with the SEC on February 9, 2005. The timing of the release of new products or product enhancements will take place if and when available and at the sole discretion of Kronos.

Note 1: Excluding a one-time special charge in the second quarter of Fiscal 2001.

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© 2005 Kronos Incorporated. Kronos, Workforce Central, and the Kronos logo are registered trademarks of Kronos Incorporated or a related company. All other product and company names mentioned are used for identification purposes only and may be trademarks of their respective owners.

KRONOS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share amounts)
UNAUDITED

	Three Months Ended		Six Months Ended
	April 2, 2005	April 3, 2004	April 2, 2005	April 3, 2004
Net revenues:
Product	$46,317	$44,966	$99,583	$84,106
Maintenance	42,451	35,802	81,119	71,148
Professional services	31,853	27,211	58,195	52,398

	120,621	107,979	238,897	207,652
Cost of sales:
Costs of product	11,651	10,512	23,024	20,212
Costs of maintenance and professional services	37,102	33,303	71,794	65,348

	48,753	43,815	94,818	85,560

Gross profit	71,868	64,164	144,079	122,092
Operating expenses and other income:
Sales and marketing	34,616	32,344	70,478	63,364
Engineering, research and development	12,027	10,773	24,816	20,448
General and administrative	8,546	8,053	16,992	14,412
Amortization of intangible assets	1,194	1,001	2,290	2,008
Other income, net	(1,611)	(1,853)	(3,313)	(3,371)

	54,772	50,318	111,263	96,861
Income before income taxes	17,096	13,846	32,816	25,231
Provision for income taxes	5,873	4,226	10,935	8,199

Net income	$11,223	$9,620	$21,881	$17,032

Net income per common share:
Basic	$0.35	$0.31	$0.69	$0.55

Diluted	$0.34	$0.30	$0.67	$0.53

Weighted-average common shares outstanding:
Basic	31,910,961	30,992,982	31,741,255	30,841,312

Diluted	32,835,874	32,025,582	32,716,724	31,954,350

KRONOS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
UNAUDITED

	April 2, 2005	September 30, 2004
ASSETS
Current assets:
Cash and equivalents	$33,617	$45,877
Marketable securities	44,171	45,260
Accounts receivable, less allowances of $8,584
at April 2, 2005 and $9,143 at September 30, 2004	96,024	93,317
Deferred income taxes	8,729	8,951
Other current assets	28,952	21,434

Total current assets	211,493	214,839
Marketable securities	81,965	98,005
Property, plant and equipment, net	54,311	43,832
Intangible assets	37,146	20,697
Goodwill	121,906	81,154
Capitalized software, net	23,284	22,871
Other assets	23,374	24,432

Total assets	$553,479	$505,830

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$10,342	$9,988
Accrued compensation	35,418	39,788
Accrued expenses and other current liabilities	15,231	17,550
Deferred product revenues	6,397	9,844
Deferred professional service revenues	39,910	40,525
Deferred maintenance revenues	94,169	87,000

Total current liabilities	201,467	204,695
Deferred maintenance revenues	7,403	7,251
Deferred income taxes	18,908	12,000
Other liabilities	5,943	2,824
Shareholders' equity:
Preferred Stock, par value $1.00 per share: authorized 1,000,000 shares,
no shares issued and outstanding	--	--
Common Stock, par value $.01 per share: authorized 50,000,000 shares, 32,145,188 and
31,335,340 shares issued at April 2, 2005 and September 30, 2004, respectively	321	312
Additional paid-in capital	73,529	54,113
Retained earnings	245,972	224,091
Accumulated other comprehensive income:
Foreign currency translation	853	653
Net unrealized (loss) on available-for-sale investments	(917)	(109)

	(64)	544
Total shareholders' equity	319,758	279,060

Total liabilities and shareholders' equity	$553,479	$505,830